Exhibit 99.1

MONARCH FINANCIAL REPORTS 3RD QUARTER FINANCIAL PERFORMANCE AND DECLARES BOTH CASH AND STOCK DIVIDENDS

Chesapeake, VA, October 22, 2015 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported strong third quarter profit and continued financial performance. The Board of Directors announced a quarterly common stock cash dividend of $0.09 per common share, payable on November 30, 2015, to shareholders of record on November 12, 2015. Total cash dividends declared in 2015 increased 13% from the previous year.

The Board also declared an 11-for-10 stock split effected as a stock dividend. This was the company’s seventh stock split or stock dividend in its history, with the last split in December of 2012. This 11-for-10 stock split equals one additional share for every ten shares owned, and is payable December 4, 2015 to shareholders of record on November 12, 2015. The stock split should enhance shareholder total cash dividends payments, if declared in the future. The amount and declaration of future cash dividends is subject to Board of Director’s approval in addition to regulatory restrictions. All earnings per share and share totals have been restated to reflect this upcoming stock split.

Third quarter 2015 highlights are:

•	3rd quarter net income of $3,127,744, up 11.4%

•	Diluted earnings per share of $0.26, up 8.3%

•	Return on Equity of 10.82%

•	Net Interest Margin remains strong at 4.19%

•	Non-performing assets at 0.19% of total assets

•	$528 million in mortgage loans closed, 83% purchase money

Year to date 2015 highlights are:

•	Record net income of $10,012,780, up 17.4%

•	Diluted earnings per share of $0.84, up 15%

•	Return on Equity of 12.00%

•	$1.62 billion in mortgage loans closed, up 40%

“We are pleased to report a record year for net income, as well as both a cash and stock dividend for our shareholders. Our banking, mortgage and private wealth segments continue to perform well. Mortgage closings of $1.62 billion already exceed total mortgage loans closed for all of 2014. A solid net interest margin, strong mortgage production, minimal credit costs, and a focus on expense management continue to drive our above peer bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “From a shareholder perspective our earnings per share are up 15% for the year, cash dividends declared have grown by 13%, and our net income available to common shareholders is at record levels. We believe this common stock dividend will enhance the overall value of our company, as well as enhance the dividend payout for our shareholders in the future should additional cash dividends be declared. The year 2015 is shaping up to be another great year for the Butterfly Bank.”

Net income was $3,127,744 for the third quarter of 2015, up 11.4% from the same period one year ago. The quarterly annualized return on average equity (ROE) was 10.82%, and the quarterly return on average assets (ROA) was 1.11%. Restated for the stock split, quarterly diluted earnings per share increased to $0.26 compared to $0.24 for the same quarter in 2014.

Net income was $10,012,780 for the first nine months of 2015, up 17.4% from the previous year. The annualized return on average equity (ROE) was 12.00%, and the quarterly return on average assets (ROA) was 1.21%. Restated for the stock split, diluted earnings per share were $0.84, up 15% when compared to $0.73 for the same period in 2014.

Total assets at September 30, 2015 were $1.12 billion, with both loans and deposits showing strong year over year growth. Year over year total loans held for investment grew $77 million or 10.8% and mortgage loans held for sale grew $15 million or 10.6%. For the third quarter total loans held for investment were flat due to the competitive and sometimes irrational lending environment. During the third quarter we funded $69 million in new loans and renewed $103 million in existing loans. Funding continues the shift to a higher level of demand deposits, with 35% of our total deposit mix now in demand deposits.

“While I am thrilled with our year over year loan performance, the market remains highly competitive and we are unwilling to accept the credit, future profitability, or term risk in the current market. Our pipeline remains strong and we will maintain our discipline and continue to look for quality banking relationships that value our client-focused style of doing business.” stated Neal Crawford, President of Monarch Bank. “Many bankers seem to have very short memories when it comes to lending.”

Non-performing assets to total assets were 0.19%, which continues to remain significantly below that of our local, state, and national peer group. This is the lowest level of non-performing assets reported since 2008. Non-performing assets were $2.1 million which were down from the previous quarter and the same period in 2014. Non-performing assets were comprised of $1.8 million in non-accrual loans, $0 in loans more than 90 days past due, and $275 thousand in other repossessed assets. Net charge-offs for the year were $717 thousand, provision expense was $500 thousand, and the allowance for loan losses represents 1.10% of loans held for investment and 474% of non-performing loans.

The Board of Directors announced two capital actions at their October board meeting. A quarterly common stock cash dividend of $0.09 per common share, payable on November 30, 2015, to shareholders of record on November 12, 2015. They also announced an 11-for-10 stock split for shareholders of record on November 12, 2015 to be paid on December 4, 2015.

Average equity to average assets was 10.22%, and total risk-based capital to risk weighted assets at Monarch Bank equaled 14.02%, significantly higher than the level required to be rated “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased 14.6% or $1.4 million during the third quarter of 2015 compared to the same quarter in 2014 driven by higher average balances of loans held for investment and mortgage loans held for sale. Net interest income increased for the full year by 14.7%. The net interest margin was 4.19% for the third quarter, one basis point higher than the margin from the same quarter in 2014. The net interest margin declined in the third quarter on a linked-quarter basis due to competitive pricing on new and renewed loans, yet remains well above our peer average.

Non-interest income in the third quarter increased 15.9% or $2.8 million from the previous year driven by increased revenues from mortgage loans sold, title insurance fees, investment and insurance revenue and service charges. Mortgage revenue continues to be the number one driver of non-interest income. We closed $528 million in mortgage loans (83% purchase) during the third quarter of 2015 compared to $441 million (84% purchase) in the same quarter one year prior. We closed $1.62 billion in mortgage loans (71% purchase) during the first nine months of 2015 compared to $1.16 billion (84% purchase) in the same period of 2014. Total non-interest expense increased 16.2% or $3.8 million during the third quarter due to higher mortgage commissions, salaries and benefits expenses.

“We had a strong third quarter for mortgage originations and closings. Excluding the volatility in our forward rate commitments, which are non-cash accounting entries we are required to book, our profits on a per loan basis increased, our yields remain strong, and the operation is well positioned for a potential rise in long-term interest rates.” stated William T. Morrison, CEO of Monarch Mortgage.

Also during the third quarter Monarch Bank, through its affiliated 503(c) Monarch Children’s Charities, held their annual fundraising golf tournament and raised over $260,000 from the local community to support local charitable causes. These funds will support over thirty local charities in their mission to improve the lives of children.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Williamsburg, Virginia. Monarch Bank also has loan production offices in Newport News and Richmond, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Fitzgerald Financial, LLC (secondary mortgage origination), Advance Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com, #

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
ASSETS:
Cash and due from banks	$11,862	$15,319	$13,870	$14,503	$21,083
Interest bearing bank balances	75,658	84,225	73,237	49,761	58,207
Federal funds sold	14,188	2,377	63,311	1,135	3,938

Investment securities, at fair value	14,998	17,338	20,283	23,725	25,137

Mortgage loans held for sale	153,243	193,948	159,899	147,690	138,590

Loans held for investment, net of unearned income	790,704	792,962	787,003	772,590	713,667
Less: allowance for loan losses	(8,733)	(8,676)	(8,644)	(8,949)	(8,977)

Net loans	781,971	784,286	778,359	763,641	704,690

Bank premises and equipment, net	29,513	30,117	30,050	30,247	30,368
Restricted equity securities, at cost	3,658	4,706	3,243	3,633	3,179
Bank owned life insurance	10,528	10,465	9,950	9,687	9,587
Goodwill	775	775	775	775	775
Accrued interest receivable and other assets	25,195	27,119	25,403	21,940	23,688

Total assets	$1,121,589	$1,170,675	$1,178,380	$1,066,737	$1,019,242

LIABILITIES:
Demand deposits—non-interest bearing	$276,706	$293,442	$270,446	$235,301	$252,286
Demand deposits—interest bearing	62,335	54,580	58,725	66,682	53,093
Money market deposits	365,615	379,716	417,329	369,221	365,041
Savings deposits	19,263	19,431	19,519	20,003	25,211
Time deposits	238,260	231,854	271,121	228,207	189,142

Total deposits	962,179	979,023	1,037,140	919,414	884,773

FHLB borrowings	10,000	46,025	1,050	11,075	1,100
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	23,376	22,167	19,653	18,710	18,145

Total liabilities	1,005,555	1,057,215	1,067,843	959,199	914,018

STOCKHOLDERS’ EQUITY:
Common stock (3)	57,689	52,182	51,950	51,864	51,735
Capital in excess of par value (3)	17,115	8,846	8,555	8,336	7,966
Retained earnings (3)	41,183	52,412	49,957	47,354	45,523
Accumulated other comprehensive loss	(38)	(65)	(14)	(102)	(135)

Total Monarch Financial Holdings, Inc. stockholders’ equity	115,949	113,375	110,448	107,452	105,089
Noncontrolling interest	85	85	89	86	135

Total equity	116,034	113,460	110,537	107,538	105,224

Total liabilities and stockholders’ equity	$1,121,589	$1,170,675	$1,178,380	$1,066,737	$1,019,242

Common shares outstanding at period end (3)	11,884,060	10,777,965	10,736,947	10,652,475	10,646,873

Nonvested shares of common stock included in commons shares outstanding (3)	380,875	341,450	346,950	279,750	299,910

Book value per common share at period end (1)(4)	$9.79	$9.56	$9.35	$9.17	$8.97
Tangible book value per common share at period end (2)(4)	$9.72	$9.50	$9.29	$9.10	$8.91
Closing market price	$12.39	$12.55	$12.51	$13.75	$12.56

Total risk based capital - Consolidated company	14.11%	13.62%	13.57%	13.79%	14.16%
Total risk based capital - Bank	14.02%	13.52%	13.38%	13.81%	14.18%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by commons shares outstanding
(3)	September 30, 2015 capital and common shares have been adjusted to reflect the 11 for 10 stock dividend.
(4)	Per share values have been restated to reflect the 11 for 10 stock dividend

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
INTEREST INCOME:
Interest and fees on loans held for investment	$10,160,805	$9,007,543	$30,034,064	$27,575,506
Interest on mortgage loans held for sale	1,495,426	1,442,668	4,548,898	3,489,898
Interest on investment securities	70,650	90,669	238,349	258,647
Interest on federal funds sold	15,387	15,313	30,847	79,870
Dividends on equity securities	58,513	21,000	139,226	73,410
Interest on other bank accounts	135,473	61,609	354,256	152,546

Total interest income	11,936,254	10,638,802	35,345,640	31,629,877

INTEREST EXPENSE:
Interest on deposits	727,880	789,712	2,134,707	2,463,428
Interest on trust preferred subordinated debt	48,089	124,200	142,371	369,896
Interest on other borrowings	34,232	13,765	80,305	42,351

Total interest expense	810,201	927,677	2,357,383	2,875,675

NET INTEREST INCOME	11,126,053	9,711,125	32,988,257	28,754,202
PROVISION FOR LOAN LOSSES	—	—	500,000	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	11,126,053	9,711,125	32,488,257	28,754,202

NON-INTEREST INCOME:
Mortgage banking income	19,379,901	16,657,849	62,684,553	46,229,239
Service charges and fees	598,494	559,497	1,673,838	1,568,288
Title income	246,494	180,402	721,184	452,890
Investment and insurance income	471,182	428,265	1,215,850	1,209,624
Other income	42,957	72,921	336,030	246,417

Total non-interest income	20,739,028	17,898,934	66,631,455	49,706,458

NON-INTEREST EXPENSE:
Salaries and employee benefits	10,099,413	8,571,995	29,791,207	25,336,002
Commissions and incentives	9,113,787	7,047,140	29,364,091	17,828,126
Occupancy and equipment	2,426,534	2,464,666	7,104,926	7,136,247
Loan origination expense	1,617,713	1,552,162	6,007,337	4,975,873
Marketing expense	1,033,207	801,403	2,682,366	2,121,152
Data processing	529,144	601,644	1,758,462	1,557,728
Telephone	346,385	325,405	1,025,294	929,993
Other expenses	1,707,203	1,756,476	5,471,048	4,989,177

Total non-interest expense	26,873,386	23,120,891	83,204,731	64,874,298

INCOME BEFORE TAXES	4,991,695	4,489,168	15,914,981	13,586,362

Income tax provision	(1,822,868)	(1,635,440)	(5,777,971)	(4,874,180)

NET INCOME	3,168,827	2,853,728	10,137,010	8,712,182

Less: Net income attributable to noncontrolling interest	(41,083)	(45,880)	(124,230)	(183,285)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$3,127,744	$2,807,848	$10,012,780	$8,528,897

NET INCOME PER COMMON SHARE:

Basic (1)	$0.26	$0.24	$0.85	$0.73
Diluted (1)	$0.26	$0.24	$0.84	$0.73

Weighted average basic shares outstanding (1)	11,864,347	11,698,803	11,835,975	11,670,733
Weighted average diluted shares outstanding (1)	11,864,347	11,737,558	11,852,361	11,713,118

Return on average assets	1.11%	1.11%	1.21%	1.15%
Return on average stockholders’ equity	10.82%	10.72%	12.00%	11.27%

(1)	Per share values have been restated to reflect the 11 for 10 stock dividend

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
EARNINGS - COMMERCIAL AND OTHER BANKING SEGMENT
Interest income	$11,497	$11,526	$10,999	$10,889	$10,146
Interest expense	(810)	(810)	(737)	(786)	(928)

Net interest income	10,687	10,716	10,262	10,103	9,218
Provision for loan losses	—	(250)	(250)	—	—
Noninterest income - other	1,359	1,385	1,202	1,162	1,241
Noninterest expense	(7,605)	(8,174)	(7,815)	(7,228)	(6,783)

Pre-tax net income	4,441	3,677	3,399	4,037	3,676
Minority interest in net income	(13)	(15)	(16)	(13)	(10)
Income taxes	(1,622)	(1,327)	(1,235)	(1,502)	(1,339)

Net income	$2,806	$2,335	$2,148	$2,522	$2,327

EARNINGS - MORTGAGE BANKING OPERATIONS
Interest income	$1,495	$1,746	$1,307	$1,377	$1,443
Interest expense	(1,056)	(1,248)	(921)	(905)	(950)

Net interest income	439	498	386	472	493
Noninterest income - mortgage banking income	20,595	22,449	18,307	16,910	17,124
Forward rate commitments and unrealized hedge gain (loss)	(834)	341	1,267	(565)	(62)
Noninterest expense	(19,649)	(21,529)	(17,873)	(16,511)	(16,742)

Pre-tax net income	551	1,759	2,087	306	813
Minority interest in net income	(28)	(36)	(16)	(31)	(36)
Income taxes	(201)	(634)	(758)	(114)	(296)

Net income	$322	$1,089	$1,313	$161	$481

INTERCOMPANY ELIMINATIONS
Interest income - Commercial and Other Banking Segment	(1,056)	(1,248)	(921)	(905)	(950)
Interest expense - Mortgage Banking Operations	1,056	1,248	921	905	950

EARNINGS - CONSOLIDATED
Interest income	$11,936	$12,024	$11,385	$11,361	$10,639
Interest expense	(810)	(810)	(737)	(786)	(928)

Net interest income	11,126	11,214	10,648	10,575	9,711
Provision for loan losses	—	(250)	(250)	—	—
Noninterest income - mortgage banking income	19,380	22,241	21,064	16,211	16,658
Noninterest income - other	1,359	1,385	1,202	1,162	1,241
Noninterest expense	(26,873)	(29,154)	(27,178)	(23,605)	(23,121)

Pre-tax net income	4,992	5,436	5,486	4,343	4,489
Minority interest in net income	(41)	(51)	(32)	(44)	(46)
Income taxes	(1,823)	(1,961)	(1,993)	(1,616)	(1,635)

Net income	$3,128	$3,424	$3,461	$2,683	$2,808

PER COMMON SHARE
Earnings per share - basic (1)	$0.26	$0.29	$0.29	$0.23	$0.24
Earnings per share - diluted (1)	0.26	0.29	0.29	0.23	0.24
Common stock - per share dividends	0.09	0.09	0.08	0.08	0.08
Average Basic Shares Outstanding (1)	11,864,347	10,836,175	10,801,027	11,703,002	11,698,803
Average Diluted Shares Outstanding (1)	11,864,347	11,848,826	11,837,536	11,758,141	11,737,558

YIELDS
Loans held for investment	5.17%	5.21%	5.21%	5.34%	5.16%
Mortgage loans held for sale, net at fair value	4.02	3.88	3.90	4.16	4.14
Other earning assets	1.04	1.38	1.31	1.33	1.16
Total earning assets	4.49	4.59	4.62	4.75	4.58
Interest bearing checking	0.12	0.13	0.13	0.14	0.15
Money market and regular savings	0.35	0.36	0.30	0.31	0.36
Time deposits	0.65	0.61	0.61	0.81	0.88
Borrowings	0.96	1.04	1.33	1.71	4.92
Total interest-bearing liabilities	0.46	0.44	0.43	0.48	0.57
Interest rate spread	4.03	4.15	4.19	4.27	4.01
Net interest margin	4.19	4.28	4.32	4.42	4.18

FINANCIAL RATIOS
Return on average assets	1.11%	1.22%	1.31%	1.04%	1.11%
Return on average stockholders’ equity	10.82	12.28	12.98	10.03	10.72
Non-interest revenue/Total revenue	63.5	66.3	66.2	60.5	62.7
Efficiency - Consolidated	84.3	83.7	82.6	84.5	83.7
Efficiency - Bank only	60.8	64.6	66.2	61.2	61.7
Average equity to average assets	10.22	9.92	10.10	10.39	10.40

(1)	Per common share values have been restated to reflect the 11 for 10 stock dividend

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,676	$8,644	$8,949	$8,977	$9,070
Provision for loan losses	—	250	250	—	—
Charge-offs	—	(287)	(598)	(174)	(181)
Recoveries	57	69	43	146	88

Net charge-offs	57	(218)	(555)	(28)	(93)

Ending balance	$8,733	$8,676	$8,644	$8,949	$8,977

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$—	$—	$175	$175	$243
Nonaccrual loans	1,841	2,266	4,325	2,705	2,180
OREO and reposessed assets	275	375	100	144	767

Nonperforming assets	$2,116	$2,641	$4,600	$3,024	$3,190

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.19%	0.23%	0.39%	0.28%	0.31%
Nonperforming loans to total loans	0.23	0.29	0.57	0.37	0.34
Allowance for loan losses to total loans held for investment	1.10	1.09	1.10	1.16	1.26
Allowance for loan losses to nonperforming loans	474.36	382.88	192.09	310.73	370.49
Annualized net charge-offs to average loans held for investment	-0.03	0.11	0.29	0.02	0.05

PERIOD END BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$152,532	$193,948	$159,899	$147,690	$138,590
Total loans held for investment	790,663	792,962	787,003	772,590	713,667
Interest-earning assets	1,059,135	1,101,733	1,110,582	1,003,332	945,697
Assets	1,121,589	1,170,675	1,178,380	1,066,737	1,019,242
Total deposits	962,179	979,023	1,037,140	919,414	884,773
Other borrowings	20,000	56,025	11,050	21,075	11,100
Stockholders’ equity	116,034	113,460	111,443	107,452	105,089

AVERAGE BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$147,670	$180,485	$136,084	$131,471	$138,382
Total loans held for investment	783,113	778,757	771,587	725,093	701,137
Interest-earning assets	1,060,069	1,062,119	1,009,389	958,904	930,420
Assets	1,122,895	1,126,749	1,070,581	1,021,591	999,358
Total deposits	955,979	969,144	925,984	883,478	867,980
Other borrowings	33,872	27,437	21,049	14,575	11,124
Stockholders’ equity	114,714	111,824	108,174	106,088	103,908

MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$527,514	$605,401	$487,423	$445,846	$440,784
Percentage of refinance based on dollar volume	17.3%	23.9%	47.0%	30.9%	16.0%